UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2015

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction

of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On February 12, 2015 JPMorgan Chase & Co. (the “Company”) issued 143,000 shares (the “Shares”) of the Company’s 6.125% Non-Cumulative Preferred Stock, Series Y, par value of $1.00 per share and with a liquidation preference of $10,000 per share (the “Series Y Preferred Stock”), which Shares were deposited against delivery of depositary receipts (the “Depositary Receipts”) evidencing 57,200,000 depositary shares (the “Depositary Shares”), each representing 1/400th of a Share, issued by Computershare Inc, as depositary.

Under the terms of the Series Y Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series Y Preferred Stock, will be subject to restrictions in the event that the Company does not declare dividends on the Series Y Preferred Stock for the most recently completed dividend period or, in the case of any such liquidation payment, does not pay to holders of the Series Y Preferred Stock liquidation distributions of $10,000 per Share, plus any declared and unpaid dividends. The terms of the Series Y Preferred Stock are more fully described in the Certificate of Designations, Powers, Preferences and Rights relating thereto (the “Certificate of Designations”), which establishes the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series Y Preferred Stock. Copies of the Certificate of Designations and the form of certificate representing the Series Y Preferred Stock are included as Exhibit 3.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The terms of the Depositary Shares are set forth in the Deposit Agreement, dated February 12, 2015, among the Company, Computershare Inc, as depositary, and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”) and the form of Depositary Receipt. Copies of the Deposit Agreement and the form of Depositary Receipt are included as Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2015, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series Y Preferred Stock. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing. A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On February 12, 2015, the Company completed the issuance and sale of 143,000 Shares, which Shares were deposited against delivery of Depositary Receipts evidencing 57,200,000 Depositary Shares, pursuant to an Underwriting Agreement, dated February 5, 2015, among the Company, J.P. Morgan Securities LLC and the other several underwriters named therein, relating to the offering of 138,000 Shares (represented by 55,200,000 Depositary Shares) and an Underwriting Agreement, dated February 10, 2015, between the Company and J.P. Morgan Securities LLC, relating to the offering of an additional 5,000 Shares (represented by 2,000,000 Depositary Shares). The sale of the Depositary Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-191692). In connection with this offering, the legal opinion as to the legality of the Depositary Shares and the Series Y Preferred Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations, Powers, Preferences and Rights of JPMorgan Chase & Co., establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the 6.125% Non-Cumulative Preferred Stock, Series Y, filed February 11, 2015

4.1	Form of certificate representing the Series Y Preferred Stock

4.2	Deposit Agreement, dated February 12, 2015, among JPMorgan Chase & Co., Computershare Inc, as depositary, and the holders from time to time of Depositary Receipts

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the 6.125% Non-Cumulative Preferred Stock, Series Y

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.

By:	/s/ Anthony J. Horan
Name:	Anthony J. Horan
Title:	Corporate Secretary

Dated: February 12, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Powers, Preferences and Rights of JPMorgan Chase & Co., establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the 6.125% Non-Cumulative Preferred Stock, Series Y, filed February 11, 2015

4.1	Form of certificate representing the Series Y Preferred Stock

4.2	Deposit Agreement, dated February 12, 2015, among JPMorgan Chase & Co., Computershare Inc, as depositary, and the holders from time to time of Depositary Receipts

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the 6.125% Non-Cumulative Preferred Stock, Series Y

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)